Exhibit 21

Wholly Owned Subsidiaries and Joint Ventures

Wholly Owned Subsidiaries

Donaldson Australasia Pty. Ltd.
Wyong, Australia

Donaldson Filtration Österreich, GmbH
Vienna, Austria

Donaldson Europe, b.v.b.a.
Donaldson Belgie, b.v.b.a.
Leuven, Belgium

Donaldson do Brasil Equipamentos Industriais Ltda
Atibaia, São Paulo, Brazil

Donaldson Canada, Inc.
Brockville, Ontario, Canada

Donaldson Chile, Ltd.

Santiago, Chile

Donaldson Far East Ltd.
Hong Kong, S.A.R., China

Donaldson (Wuxi) Filters Co., Ltd.
Wuxi, China

Donaldson Czech Republic s.r.o.
Klasterec nad Ohri, Czech Republic

Donaldson Industrial CR - Konzern s.r.o.
Kadan, Czech Republic

Donaldson Filtration CR - Konzern s.r.o.
Prague, Czech Republic

Donaldson Scandinavia a.p.s.
Hørsholm, Denmark

Donaldson, s.a.s.
Domjean, France

Donaldson France, s.a.s.

Le Bozec Filtration et Systèmes, s.a.s.
Paris, France

Ultrafilter s.a.s.
Vigny, France

Donaldson Filtration Deutschland GmbH
Haan, Germany

Ultratroc GmbH
Flensburg, Germany

Donaldson Filtration Magyarorszag Kft.
Budapest, Hungary

Donaldson India Filter Systems Pvt. Ltd.
New Delhi, India

P.T. Donaldson Filtration Indonesia
Jakarta, Indonesia

Donaldson Italia s.r.l.
Ostiglia, Italy

Nippon Donaldson Ltd.
Tachikawa, Tokyo, Japan

DLX Capital S.a.r.l.

Donaldson Overseas Holding S.a.r.l.

Donaldson Luxembourg S.a.r.l
Luxembourg City, Luxembourg

Donaldson Filtration (Malaysia) Sdn. Bhd.
Selangor Darul Ehsan, Malaysia

Donaldson, S.A. de C.V.
Prestadora de Servicios Aguascalientes, S. de R.L. de C.V.
Aguascalientes, Mexico

Donaldson Nederland B.V.
Almere, Netherlands

Donaldson Filtration Norway a.s.
Moss, Norway

Donaldson Filtration (Philippines) Inc.
Muntinlupa, Philippines

Donaldson Polska Sp. z.o.o.
Warsaw, Poland

Donaldson Filtration (Asia Pacific) Pte. Ltd.
Changi, Singapore

Donaldson Filtration Slovensko s.r.o.
Bratislava, Slovakia

Donaldson Filtration Systems (Pty) Ltd.
Cape Town, South Africa

Donaldson Korea Co., Ltd.

Seoul, South Korea

Donaldson Ibèrica Soluciones

en Filtración, S.L.

Barcelona, Spain

Donaldson Schweiz GmbH
Zurich, Switzerland

Donaldson Taiwan Ltd.
Taipei, Taiwan

Donaldson Filtration (Thailand) Ltd.
Nonthaburi, Thailand

Donaldson (Thailand) Ltd.
Rayong, Thailand

Donaldson Filtre Sistemleri
Ticaret Limited Sirketi
Istanbul, Turkey

Donaldson Filter Components Ltd.
Donaldson UK Holding Ltd.
Hull, United Kingdom

Donaldson Filtration (GB) Ltd.

Leicester, United Kingdom

Donaldson Capital, Inc.
ASHC, Inc.
Minneapolis, MN USA

Aerospace Filtration Systems, Inc.

Chesterfield, MO USA

Joint Ventures

Advanced Filtration Systems Inc.

Advanced Filtration Services, Inc.

Champaign, Illinois

AFSI Europe s.r.o.

Most, Czech Republic

Ultrafilter (India) Pvt. Ltd.

Bangalore, India

P.T. Panata Jaya Mandiri

Jakarta, Indonesia

Rashed Al-Rashed & Sons - Donaldson Company Ltd.

Dammam, Saudi Arabia